Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-191484) pertaining to the 2013 Equity Incentive Plan of Premier, Inc.,
(2)Registration Statement (Form S-8 No. 333-229531) pertaining to the 2013 Equity Incentive Plan of Premier, Inc. (as amended and restated effective December 7, 2018),
(3)Registration Statement (Form S-3 No. 333-199158) of Premier, Inc.,
(4)Registration Statement (Form S-8 No. 333-204628) pertaining to the 2015 Employee Stock Purchase Plan of Premier, Inc.,
(5)Registration Statement (Form S-3/ASR No. 333-244415) of Premier, Inc., and
(6)Registration Statement (Form S-3/ASR No. 333-249826) of Premier, Inc.
of our reports dated August 16, 2022, with respect to the consolidated financial statements of Premier, Inc. and the effectiveness of internal control over financial reporting of Premier, Inc. included in this Annual Report (Form 10-K) of Premier, Inc. for the year ended June 30, 2022.

/s/ Ernst & Young LLP
Raleigh, North Carolina
August 16, 2022